UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  September 26, 2011

American River Bankshares
(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California		95670
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                                                                                     (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 5 Pages
The Index to Exhibits is on Page 3

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 26, 2011, the Registrant, American River Bankshares (the “Company”), received a letter from Douglas E. Tow, Executive Vice President and Chief Credit Officer, indicating that effective March 2012, he intends to retire from the Company. Mr. Tow is voluntarily leaving the Company as part of a planned retirement. The Company has not yet named Mr. Tow’s replacement and will begin a search to find a new Chief Credit Officer. In addition to receiving his earned but unpaid salary, vacation, and incentive compensation, Mr. Tow is eligible to receive future benefits under his Salary Continuation Agreement and his Deferred Compensation Agreement. Mr. Tow’s Salary Continuation Agreement is qualified by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2008. Mr. Tow’s deferred compensation is qualified by reference to the Registrant’s Form 8-K, filed with the Commission on May 30, 2006. Mr. Tow has ninety (90) days following his retirement to exercise any vested stock options and any unvested restricted stock will be forfeited in accordance with the terms of the Company’s 2000 Stock Option Plan and the Company’s 2010 Equity Incentive Plan.

The foregoing description is qualified by reference to the letter of resignation from Mr. Tow, dated September 26, 2011 attached as Exhibit 99.1 and the Registrants press release dated September 26, 2011 attached as Exhibit 99.2.

(c)

The Registrant has not yet named a replacement for Mr. Tow.

The foregoing description is qualified by reference Registrants press release dated September 26, 2011 attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

(99.1)	Letter of resignation from Douglas E. Tow.
(99.2)	Press Release dated September 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
September 27, 2011	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Letter of resignation from Douglas E. Tow	4

99.2	Press release dated September 26, 2011	5